UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2012

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

                                                                                                                                                   N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The disclosures under Item 5.02 of this Current Report on Form 8-K are hereby incorporated by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)  On April 17, 2012, Richard H. Friedman submitted to BioScrip, Inc. (the “Company”) his resignation from the board of directors of the Company (the “Board”).  Mr. Friedman’s resignation letter did not express, and the Company is not aware that his resignation was the result of, any disagreement Mr. Friedman had with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Friedman had served as Chairman of the Board and on the Board’s Corporate Strategy Committee.  Upon accepting Mr. Friedman’s resignation, which became effective April 18, 2012, the Board reduced the number of directors from nine to eight, removed Mr. Friedman as a nominee for election to the Board at the 2012 Annual Meeting of Stockholders, and elected Myron Z. Holubiak, a current director on the Board, to serve as Chairman of the Board.

In addition, on April 18, in recognition of Mr. Friedman’s service to the Company, the Board approved certain amendments to Mr. Friedman’s Employment Agreement dated May 30, 2008, which was previously amended by the Separation Agreement dated November 1, 2010 (collectively, the “Separation Agreement”).  The Board approved the extension of the exercise period to December 31, 2012, for an aggregate of 234,386 of Mr. Friedman’s options, all of which had an exercise price below the closing price of the Company’s common stock at the close of business on April 17, 2012.  The exercise period for his remaining 600,000 options, which had an exercise price above the closing price of the Company’s common stock at the close of business on April 17, 2012, remain unchanged and will expire if not exercised on the earlier of (x) May 31, 2012 and (y) the last day on which he would have had the right to exercise the option if there had been no termination of his employment.  In addition, the Board approved the amendment of the non-compete provisions of Mr. Friedman’s Separation Agreement to apply only with respect to the business expected to be retained by the Company and its subsidiaries following the anticipated closing of the sale of the Company’s mail and specialty pharmacy and community store business to Walgreens Co. pursuant the purchase agreement dated February 1, 2012 among the Company, Walgreens Co. and certain of their respective subsidiaries.

The Company intends to enter into a written amendment to the Separation Agreement with Mr. Friedman, such amendment to be incorporated herein by reference and filed as an amendment to this Current Report on Form 8-K or with the Company’s subsequent Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: April 19, 2012		/s/ Kimberlee C. Seah
	By:	Kimberlee C. Seah
Senior Vice President and General Counsel